UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2017

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

5400 Trinity Rd., Suite 208 Raleigh, North Carolina	27607
(Address of Principal Executive Offices)	(Zip Code)

855-516-2413
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

    Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2017, the Board of Directors (the “Board”) of MobileSmith, Inc. (the “Company”), appointed Robert L. Smith to the Board. The appointment takes effect immediately. As of the date of this report, Mr. Smith has not been appointed to any committee of the Board.

Robert Smith is an experienced multi-facility health care executive with varied background  in complex urban and rural health care settings.  During his 40-year career in the industry he has held CEO and other executive positions of various for profit and non-profit hospitals and health care organizations, where he demonstrated ability to turnaround, create, and grow business units in complex and competitive environments.  Mr. Smith's broad business experience includes reorganization, restructuring and public company experience at the CEO and Board of Directors level.

Mr. Smith has served on the boards of various healthcare organizations.  He currently serves on the boards of Parkland Center for Clinical Innovation and Cobalt Rehabilitation Hospitals.  He is a 2011 recipient of the Texas Hospital Associations Earl N. Collier Award for Distinguished Health Care Administration.

Mr. Smith received his Master of Health Administration Degree from Washington University School of Medicine, St. Louis, MO  and his Bachelor of Science Degree in Psychology from University of Missouri in St. Louis, MO.

The material terms and conditions of Mr. Smith's appointment are set forth in appointment letter, which is filed with this report as Exhibit 10.1 and incorporated herein by reference (the “Appointment Letter”). The material terms of the Appointment Letter are summarized as follow: in consideration for advisory services including providing strategic advice to the Company, promoting the Company in the business and investment community the Company will pay to Mr. Smith a cash fee of $2,500 per month.

In addition, the Company has granted Mr. Smith options under the Company’s 2016 Equity Incentive Plan, to purchase 366,980 shares of the Company’s common stock par value $0.001 per share, which options are scheduled to vest over a three-year period in equal quarterly installments, at exercise price of $1.99 per share, subject to accelerated vesting upon the occurrence of certain specified events. The foregoing description of the Appointment Letter is qualified in its entirety by reference to the full text of the Appointment Letter attached hereto as Exhibit 10.1 and does not purport to be complete.

There are no family relationships between Mr. Smith and any director or other executive officer of the Company, and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Mr. Smith has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation SK.

    Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits
    10.1 Letter Agreement dated as of October 11, 2017 between MobileSmith, Inc. and Robert Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: November 6, 2017	By:	/s/ Gleb Mikhailov
Gleb Mikhailov
Chief Financial Officer